This information is furnished to you solely by Greenwich Capita Markets, Inc. and not by the issuer of the securities or any of its affiliates. Greenwich Capital Markets, Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction.

This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction. In addition, the information contained herein will be superseded by information contained in term sheets circulated after the date hereof and by information contained in the Prospectus and Prospectus Supplement for this transaction. An offering may be made only through the delivery of the Prospectus and Prospectus Supplement.

Preliminary Term Sheet	Date Prepared: November 12, 2003

Sequoia Mortgage Trust 2003-7

Mortgage Pass-Through Certificates

$725,975,212 (Approximate, Subject to Final Collateral)

Publicly Offered Certificates

Adjustable Rate Residential Mortgage Loans

Class	Principal Balance (1)	WAL (Yrs) (Call/Mat)	Pymt Window (-) (Mths) (Call/Mat)(-)	Certificate Interest Rates	Tranche Type	Expected Ratings S&P/Moody's/Fitch
A-1	$347,561,000	3.84/4.19	1-117 / 1-359	Floater	Senior	AAA/Aaa/AAA
A-2	$347,560,000	3.83/4.18	1-117 / 1-359	Floater	Senior	AAA/Aaa/AAA
X-1	$14,518,000			N/A	Senior/ NAS I0	AAA/Aaa/AAA
		Information Not Provided Herein
X-2	$695,120,000			N/A	Senior/ I0	AAA/Aaa/AAA
X-B	$14,518,000			N/A	Senior/ I0	AAA/Aaa/AAA
A-R	$100				Senior	AAA/Aaa/AAA
B-1	$14,518,000	6.54/7.28	39-117 / 39-359	Floater	Subordinate	AA/Aa2/AA
B-2	$5,806,000			N/A	Subordinate	A/A2/A
B-3	$4,354,000			N/A	Subordinate	BBB/Baa2/BBB
B-4	$2,176,000			N/A	Subordinate	BB/Ba2/BB
B-5	$1,450,000	Information Not Provided Herein		N/A	Subordinate	B/B2/B
B-6	$2,550,112			N/A	Subordinate	NR/NR/NR
Total	$725,975,212

The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.

The information contained herein will be superseded by the description of the mortgage loans contained in the prospectus supplement. Such information supersedes the information in all prior collateral term sheets, if any.

Sequoia 2003-7

Current Principal		WA Effective
Balance	WA FICO	LTV	WA LTV
700K-800K	724	69.19	69.79
800K-900K	726	66.97	67.74
900K-1M	734	60.45	60.45

	WA FICO
Effective LTV 70-80	730
LTV 70 – 80	730

	WA Effective
	LTV	WA LTV
FICO 600-619	40.57	49.83
FICO 629-639	67.30	67.30
FICO 640-659	73.19	73.19

	Current Principal Balance	Loan Count	% by Current Principal Balance
CA-NORTH	$ 153,098,268.75	343	21%
CA-SOUTH	$ 111,080,493.55	253	15%
OUTSIDE CA	$ 461,796,449.55	1526	64%